                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the:

 White Pine Software, Inc. Stock Option Plan (1992),

 White Pine Software, Inc. Stock Option Plan (1993),

 White Pine Software, Inc. Stock Option Plan (1994),

 White Pine Software, Inc. Stock Option Plan (1995),

 Letter Agreement between White Pine Software, Inc. and Jack Dutzy dated as of October 13, 1995,

 Letter Agreement between White Pine Software, Inc. and Andrew Hully dated as of March 25, 1996,

 Letter Agreement between White Pine Software, Inc. and Richard Kennerly delivered as of April 16, 1996,

 Letter Agreement between White Pine Software, Inc. and Richard M. Darer dated as of May 28, 1996,

 White Pine Software, Inc. 1996 Incentive and Nonqualified Stock Option Plan,

of our report dated January 26, 1997, with respect to the consolidated financial statements of White Pine Software, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 1996.

                                          Ernst & Young LLP

Manchester, New Hampshire
March 19, 1997